UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2018

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163
1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150
1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company
[ ]	Kentucky Utilities Company

Section 2 – Financial Information
Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
On January 11, 2018, Louisville Gas and Electric Company ("LG&E") borrowed the remaining $100 million available under its existing $200 million term loan credit facility with U.S. Bank, National Association, as Administrative Agent, and the other Lenders party thereto. This portion of the loan bears interest at a variable monthly rate, with an initial rate of 2.05%, and the borrowing matures and the facility expires in October 2019. The proceeds were used to repay short-term debt and for other general corporate purposes.
A copy of the term loan credit facility was filed as Exhibit 10(b) to PPL Corporation’s Form 10-Q Report for the quarter ended September 30, 2017.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure
On January 10, 2018, LG&E and Kentucky Utilities Company ("KU", and collectively with LG&E, "Companies") filed an application with the Kentucky Public Service Commission ("KPSC") requesting approval of a Certificate of Public Convenience and Necessity to install approximately 1.3 million advanced meters ("AMS") in the Companies' service areas in Kentucky. If approved as proposed, the project would commence in late 2018 and have a deployment duration of approximately three years.

The estimated capital cost of the proposed AMS project during the deployment phase is approximately $104 million for LG&E's electric operations, $62 million for LG&E's gas operations and $147 million for KU's electric operations. The full AMS project will also result in estimated incremental operating costs during the deployment phase of approximately $11 million for LG&E's electric operations, $3 million for LG&E's gas operations and $15 million for KU's electric operations.

The Companies requested that the KPSC issue an order in the proceeding prior to June 1, 2018.

Statements in this report regarding future events and their timing, including the proposed transactions contemplated by the Companies, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: the progress or course of construction or installation; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; market demand and prices for electricity or gas; political, regulatory or economic conditions in states and regions where the Company conducts business; and new state or federal legislation, including new environmental legislation or regulation..  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's, LG&E and KU Energy LLC's and the Company's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller
LG&E AND KU ENERGY LLC

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer
LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer
KENTUCKY UTILITIES COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

Dated:  January 16, 2018